Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
-------------------------------
PCAOB REGISTERED

August 7, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   LED Power Group, Inc.

Dear Sirs:

We were previously the principal auditors for LED Power Group, Inc. (the “Company”) and we reported on the financial statements of the Company for the period from June 8, 2006 to May 13, 2009.  We have read the Company's statements under Item 4.01 of its Form 8-K, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 3, 2009, there have been no disagreements between the Company and Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chartered, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Mike Moore
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499
Fax (702) 253-7501